Exhibit 1.2

GLIMCHER REALTY TRUST

AMENDMENT NO. 1 TO THE
EQUITY DISTRIBUTION AGREEMENT

December 20, 2011

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 16, 2011 (the “Agreement”), among Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”) and Wells Fargo Securities, LLC (the “Manager”).  In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership and the Manager hereby agree to enter into this Amendment No. 1 to the Agreement, dated the date hereof (the “Amendment No. 1”).

SECTION 1.      Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2.      Amendment of the Agreement.

(a)           On and after the Amendment Effective Date (as defined below), any reference in the Agreement to the phrase “$100,000,000” shall be deemed to read “$200,000,000”.

(b)           The Amendment Effective Date shall be a Representation Date for all purposes under the Agreement.

(c)           Notwithstanding Section 13(d) of the Agreement, the Agreement shall be deemed to have been in full force and effect at all time times from and including the first date on which $100,000,000 aggregate offering price of the Securities have been sold under the Agreement and the Alternate Distribution Agreement to and including the Amendment Effective Date.

(d)           Solely with respect to the Securities of which Applicable Time occurs on or after the Amendment Effective Date, the term “Prospectus Supplement” shall mean the final prospectus supplement, relating to the Common Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on May 16, 2011, as supplemented by a prospectus supplement addendum, relating to such Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the Amendment Effective Date, in the form furnished by the Company to the Manager in connection with the offering of such Securities.

SECTION 3.      Effectiveness.  This Amendment No. 1 shall become effective as of the date hereof (the “Amendment Effective Date”).  Upon the effectiveness hereof, all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4.      Counterparts.  This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5.      Law; Construction.  THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.      Entire Agreement.  This Amendment No. 1 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.  Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Company and the Partnership in accordance with its terms.

Very truly yours,

GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Christopher K. Flouhouse
Christopher K. Flouhouse
Director